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                                                                    EXHIBIT 99.3

               Consent of Person Designated to Become a Director

  I, Bernard Puckett, hereby consent to the use in the Registration Statement on Form S-4 of Phone.com, Inc. (the "Company") to which this consent is filed as an exhibit and the Joint Proxy Statement/Prospectus included therein, of my name as a person designated to become a director of the Company upon the consummation of the merger of Software.com, Inc. and the Company.

                                                   /s/ Bernard Puckett
                                          By: _________________________________
                                                      Bernard Puckett

Date: August 30, 2000